UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 26, 2009

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 C.F.R. §240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On March 26, 2009, The Manitowoc Company, Inc. (“Manitowoc”) entered into a Master Purchase Agreement (the “Agreement”) with Braveheart Acquisition, Inc., a Delaware corporation formed by Warburg Pincus Private Equity X, L.P (“Braveheart”).  The Agreement provides for Manitowoc’s sale of the Scotsman, Ice-O-Matic, Simag, Barline and other ice machine and related businesses operated by certain subsidiaries of Enodis Limited (formerly known as Enodis plc) (the “Ice Business”).  As previously announced, Manitowoc is required to divest the Ice Business in connection with the U.S. Department of Justice’s and the European Commission’s clearance of Manitowoc’s acquisition of Enodis Limited, which was completed on October 27, 2008.

On the terms and subject to the conditions of the Agreement, on the Closing Date (as defined in the Agreement), Manitowoc will cause certain of its wholly-owned subsidiaries to sell and transfer to Braveheart all of the outstanding equity securities of Scotsman Group LLC, a Delaware limited liability company (“Scotsman”), CastelMAC S.p.A., an Italian joint stock company (“CastelMAC”), and Frimont S.p.A., an Italian joint stock company (“Frimont”), together with certain real property of another Manitowoc subsidiary that is used in the Ice Business.  As consideration for such equity securities and assets, Braveheart will pay to Manitowoc a purchase price of $160,000,000, subject to adjustment for Cash, Debt and Net Working Capital (each as defined in the Agreement) as of the opening of business on the Closing Date.

The parties’ obligations to complete the transactions contemplated by the Agreement are subject to conditions customary for transactions of this type.  For Manitowoc, these include the accuracy of Braveheart’s representations and warranties, Braveheart’s performance of its obligations and compliance with its covenants under the Agreement, Braveheart’s delivery of the purchase consideration and closing documents, the absence of legal prohibitions on the completion of the transactions and the procurement of regulatory approvals.  For Braveheart, such conditions include the accuracy of Manitowoc’s representations and warranties, the absence of a Material Adverse Effect (as defined in the Agreement), Manitowoc’s performance of its obligations and compliance with its covenants under the Agreement, Manitowoc’s delivery of closing documents, the absence of legal prohibitions on the completion of the transactions and the procurement of regulatory approvals.  The closing of the transactions contemplated by the Agreement is not subject to Braveheart’s receipt of financing or approval by either Manitowoc’s or Braveheart’s shareholders.

The Agreement requires the parties to take, or refrain from taking, specified actions prior to the completion of the transactions contemplated by the Agreement.  Both parties must make required regulatory filings and use their reasonable best efforts to obtain necessary consents and approvals and take such other actions as are necessary, proper or advisable to consummate the transactions contemplated by the Agreement.  In addition, Manitowoc must, among other things, provide Braveheart with reasonable access to certain information, generally conduct the Ice Business within specified parameters, use its best efforts to assign certain contracts, settle or terminate intercompany accounts and notify Braveheart of certain events.

The Agreement includes post-closing indemnification provisions customary for transactions of this type.  In addition, the Agreement contains covenants relating to, among other things, use and ownership of certain trademarks and other intellectual property and the supply of certain components manufactured by the Ice Business.  The Agreement requires Braveheart to reimburse Manitowoc and its affiliates for any payments they make pursuant to certain credit support obligations relating to the Ice Business and to obtain the release of Manitowoc and its affiliates from such obligations or provide a letter of credit in lieu of such release.  The Agreement also requires Manitowoc to guaranty the collection of specified accounts receivable of the Ice Business and to provide certain transitional services for the benefit of the Ice Business pursuant to a transition service agreement to be entered into by the parties at the closing of the transactions contemplated by the Agreement.

The Agreement may be terminated by written agreement of Manitowoc and Braveheart at any time or by either party if the closing of the transactions contemplated by the Agreement has not occurred by July 31, 2009 (subject to extension until September 30, 2009 under circumstances specified in the Agreement), so long as the party seeking to terminate the Agreement unilaterally is not in material breach of its representations, warranties or covenants set forth in the Agreement and that its failure to fulfill any of its material obligations under the Agreement has not been the primary cause of the delay in closing.  Either party also may terminate the Agreement if a governmental entity takes final action prohibiting the consummation of the transactions contemplated by the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.  The Agreement includes representations and warranties that were made by the parties to the Agreement to each other as of specific dates.  The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their terms.  Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  For these reasons, investors should not rely on the representations and warranties as statements of factual information.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibit is being filed herewith:

(2.1)                         Master Purchase Agreement, dated as of March 26, 2009, between The Manitowoc Company, Inc. and Braveheart Acquisition, Inc.  Schedules and exhibits to the Master Purchase Agreement have not been filed herewith.  Manitowoc agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: March 27, 2009	By:	/s/ Carl J. Laurino
Carl J. Laurino
Senior Vice President & Chief
Financial Officer

THE MANITOWOC COMPANY, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
(2.1)

Master Purchase Agreement, dated as of March 26, 2009, between The Manitowoc Company, Inc. and Braveheart Acquisition, Inc. Schedules and exhibits to the Master Purchase Agreement have not been filed herewith. Manitowoc agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.